Exhibit 5.1

Webus International Limited	D +1 345 815 1877
Genesis Building, 5th Floor, Genesis	E bradley.kruger@ogier.com
Close, PO Box 446, Cayman Islands,
KY1-1106
Reference: 503807.00001

13 November 2024

Webus International Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, (IPO) filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to:

(a)	the offering and sale of up to 2,000,000 ordinary shares of the Company with a par value of US$0.0001 each (Ordinary Shares);

(b)	the issue of up to 300,000 Ordinary Shares issuable upon exercise of the underwriter’s over-allotment option to purchase up to 15% of the aggregate number of the Ordinary Shares sold in the IPO (as defined in the Registration Statement);

(c)	the issue of underwriter warrants for a number of Ordinary Shares equal to 7% of the aggregate number of the Ordinary Shares sold in the IPO (including any Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) (Underwriter Warrants); and

(d)	the resale by Rocaso Co., Ltd, Anyu Tech Co., Ltd., and ZHANG YIQUN (the Selling Shareholders) of up to 1,750,000 Ordinary Shares of the Company (Resale Securities).

Ogier (Cayman) LLP
89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009
Cayman Islands

T +1 345 949 9876
F +1 345 949 9877
ogier.com	A list of Partners may be inspected on our website

Webus International Limited

13 November 2024

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion shall have the respective meanings set forth in the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Ordinary Shares and the resale of the Resale Securities has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, and entered as fully paid on the register of members of the Company, the Ordinary Shares and the Resale Securities will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Ordinary Shares are only issued when they have been entered into the register of members of the Company.

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Shares underlying the Underwriter Warrants

(c)	The Ordinary Shares issuable upon exercise of the Underwriter Warrants in accordance with the Warrant Documents will, when issued and paid for as contemplated in the Registration Statement, and entered as fully paid on the register of members of the Company be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such Ordinary Shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Cayman Islands Taxation”

(d)	Insofar as the statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the M&A (as defined below) or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Company's M&A) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

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(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

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Schedule 1

Documents examined

1	The Certificate of Incorporation of the Company dated 10 February 2022 issued by the Registrar.

2	The amended and restated memorandum of association of the Company adopted by special resolution on 16 September 2022 and filed with the Registrar on 21 September 2022 (the Memorandum).

3	The amended and restated articles of association of the Company adopted by special resolution on 16 September 2022 and filed with the Registrar on 21 September 2022 (together with the Memorandum, the M&A).

4	A Certificate of Good Standing dated 12 November 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	The Register of Writs and Other Orginating Process (Register of Writs) at the office of the Clerk of the Courts in the Cayman Islands as inspected by us on 13 November 2024.

6	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 16 February 2022, 16 September 2022, 10 February 2023, 10 March 2023, 31 October 2024 and 9 November 2024 (the Board Resolutions).

7	A draft of the form of the share certificate representing the Ordinary Shares.

8	A draft of the form of the warrant agreement and the warrant certificate constituting the Warrants (the Warrant Documents).

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Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion. Without limiting the foregoing, all corporate authorisations in force on the date hereof in respect of the Company will remain in full force on the date of the issuance or resale of any Ordinary Shares.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

6	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

7	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

9	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, and the issuance and allotment and resale of Ordinary Shares, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

10	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

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11	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

13	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

14	None of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands.

Share Issuance

15	The Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

16	The issued Ordinary Shares (including the Resale Securities) have been issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.

17	The draft amended and restated memorandum and articles of association appended to the Registration Statement will be adopted by the Company in accordance with the M&A prior to the date that any Shares are issued by the Company.

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Authorisations

18	No Ordinary Shares or Underwriter Warrants will be issued unless and until all required Nasdaq Capital Market approvals and shareholder approvals required by the rules and regulations of Nasdaq Capital Market (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be satisfied or waived by the parties entitled to the benefit of them.

Register of Writs

19	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court as at the time we conducted our investigation of such Register.

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Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

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Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

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